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                             MCCARTER & ENGLISH, LLP
                                ATTORNEYS AT LAW
                               FOUR GATEWAY CENTER
                               1OO MULBERRY STREET
                                  P.O. BOX 652
                              NEWARK, NJ O71O1-O652
                              Phone (973) 622-4444
                               Fax (973)-624-7070



                                                                 August 30, 2001
Brinson Advisors, Inc.
1285 Avenue of the Americas
New York, New York 10019


         Re:               UBS PaineWebber RMA New Jersey Municipal
                           Money Fund, a series of the UBS PaineWebber
                           Municipal Money Market Series (the "New Jersey Fund")


              We hereby consent to the filing of this consent as an exhibit to the registration statement on Form N-1A for the New Jersey Fund filed as of the date hereof (the "Registration Statement") and to the use of our name as counsel to the New Jersey Fund in the Registration Statement and the Prospectus for the New Jersey Fund.

                                                  Very truly yours,

                                                  /s/  McCarter & English, LLP

                                                  McCarter & English, LLP


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